Exhibit 99.13
Holdings in Company
Saint-Petersburg, Russia, October 12, 2011 — JSC “Polymetal” (LSE, MICEX, RTS: PMTL) (“Polymetal” or the “Company”) has received notifications that:
1.	The holding of Vitaly Nesis, Polymetal’s CEO and the Chairman of the Company’s Management Board, has decreased from 3,000,000 ordinary shares of Polymetal, representing 0.7511% of the total share capital of the Company, to zero.

2.	The holding of Sergey Cherkashin, a member of the Company’s Management Board, has decreased from 165,000 ordinary shares of Polymetal, representing approximately 0.0413% of the total share capital of the Company, to zero.

3.	The holding of Valery Tsyplakov, a member of the Company’s Management Board, has decreased from 200,000 ordinary shares of Polymetal, representing approximately 0.0501% of the total share capital of the Company, to zero.

4.	The holding of Vitaly Savchenko, a member of the Company’s Management Board, has decreased from 2,000 ordinary shares of Polymetal, representing approximately 0.0005% of the total share capital of the Company, to zero.
According to the notifications, all of the above shares have been transferred in favour of PMTL Holding Limited, a wholly owned subsidiary of Polymetal International Plc, a company incorporated in Jersey, Channel Islands.

Media Contact	Investor Relations Contact
Andrey Abashin	Pavel Danilin
Press-secretary	EVP, Strategic Development
Tel. +7.812.677.4325	Tel. +7.812.313.5964
abashin@polymetal.ru	danilin@polymetal.ru
THIS RELEASE MAY INCLUDE STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, “FORWARD-LOOKING STATEMENTS”. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS AT THE DATE OF THIS RELEASE. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, INCLUDING THE WORDS “TARGETS”, “BELIEVES”, “EXPECTS”, “AIMS”, “INTENDS”, “WILL”, “MAY”, “ANTICIPATES”, “WOULD”, “COULD” OR “SHOULD” OR SIMILAR EXPRESSIONS OR, IN EACH CASE THEIR NEGATIVE OR OTHER VARIATIONS OR BY DISCUSSION OF STRATEGIES, PLANS, OBJECTIVES, GOALS, FUTURE EVENTS OR INTENTIONS. THESE FORWARD-LOOKING STATEMENTS ALL INCLUDE MATTERS THAT ARE NOT HISTORICAL FACTS. BY THEIR NATURE, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS BEYOND THE COMPANY’S CONTROL THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS REGARDING THE COMPANY’S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH THE COMPANY WILL OPERATE IN THE FUTURE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. THERE ARE MANY FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED